UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Enzo Biochem, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

ENZO BIOCHEM, INC.

81 Executive Blvd. Suite 3
Farmingdale, New York 11735

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 31, 2024

To All Shareholders of Enzo Biochem, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Enzo Biochem, Inc., a New York corporation (“we” or the “Company”), will be held virtually over the internet using the link, www.virtualshareholdermeeting.com/ENZ2024, on January 31, 2024 at 9:00 a.m., EST, for the following purposes.

1.	To elect Steven J. Pully, Bradley L. Radoff, Mary Tagliaferri, M.D., and Kara Cannon to the Company’s Board of Directors (the “Board”) to hold office for a term ending as of our 2024 annual meeting of shareholders, and until each such director’s successor is elected and qualified;

2.	To approve, by a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers (the “Advisory Proposal”);

3.	To ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2024 (the “Auditor Proposal”); and

4.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on December 8, 2023, the date fixed by the Board as the record date for the meeting, are entitled to notice of, and to vote at, the meeting. This annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For more information on our virtual annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Virtual Annual Meeting” on page 1 of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Common Stock you own, please vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of voting described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the interim Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EST on January 30, 2024; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the interim Chief Executive Officer of the Company so that it is received no later than 5:00 p.m., EST on January 30, 2024; or (iii) attending the Annual Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Enzo Biochem, Inc., 81 Executive Blvd. Suite 3, Farmingdale, NY 11735, Attention: Kara Cannon, Interim CEO. If you hold shares of Common Stock in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Board has fixed the close of business on December 8, 2023 as the record date for the determination of holders of record of Common Stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

If you have any questions about the procedures for admission to the Annual Meeting, please contact Investor Relations at (631)-755-5500.

December 21, 2023	By Order of the Board of Directors,

/s/ Kara Cannon
Kara Cannon
Interim Chief Executive Officer

ALL HOLDERS OF RECORD OF COMMON STOCK (WHETHER THEY
INTEND TO ATTEND THE ANNUAL MEETING OR NOT) ARE STRONGLY
ENCOURAGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY
CARD ENCLOSED WITH THE ACCOMPANYING PROXY STATEMENT.

ENZO BIOCHEM, INC.

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 31, 2024

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Enzo Biochem, Inc., a New York corporation (“we” or the “Company”), for use at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually over the internet using the link, www.virtualshareholdermeeting.com/ENZ2024, on January 31, 2024 at 9:00 a.m., EST, or any adjournment or adjournments thereof. This Proxy Statement, together with the accompanying Annual Report on Form 10-K for the fiscal year ended July 31, 2023 and the Proxy Card, are first being mailed to shareholders on or about December 22, 2023. Only shareholders of record as of the close of business on December 8, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

The Board may use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, estimated to be approximately $25,000, will be borne by the Company. Each proxy duly executed and returned to the Company is revocable. The procedure a shareholder must follow to revoke its proxy depends on how such shareholder holds its shares. Registered holders of our Common Stock may revoke a previously submitted proxy by submitting another valid later dated proxy or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting. Only the latest dated validly executed proxy will count. Shareholders also may revoke any previously submitted proxy by attending the Annual Meeting and voting their shares during the Annual Meeting. Note that simply attending the Annual Meeting without taking one of the above actions will not revoke a proxy. In general, shareholders holding shares in “street name” may revoke previously submitted voting instructions by submitting to their custodian another valid voting instruction or a signed letter of revocation. Shareholders holding shares in “street name” should contact their custodian for detailed instructions on how to revoke their voting instruction and the applicable deadlines.

Instructions for the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will be conducted via live webcast. Shareholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting.

To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/ENZ2024 and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at 9:00 a.m., EST on January 31, 2024. We encourage you to access the virtual Annual Meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at 8:30 a.m., EST on January 31, 2024.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

While we strongly encourage you to vote your shares prior to the virtual Annual Meeting, shareholders may also vote during the meeting. Once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Shareholders may submit written questions once logged into the virtual Annual Meeting platform. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Annual Meeting, subject to a time limit prescribed by the Rules of Conduct that will be posted to the virtual Annual Meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual shareholder meeting login page.

Voting Securities and Votes Required

The Board has fixed the close of business on December 8, 2023 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, the Company had outstanding 50,489,771 shares of Common Stock. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting. No shares of preferred stock were outstanding as of the Record Date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. A “broker non-vote” will also be counted for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Accordingly, brokers are entitled to vote on Proposal Number 3 (the ratification of the independent registered public accounting firm), which is considered a “routine” matter, but brokers are not entitled to vote on Proposal Number 1 (the Director Proposal), or Proposal Number 2 (the Advisory Proposal). In order to avoid a broker non-vote on these proposals, a beneficial owner whose shares are held of record by a broker must send voting instructions to that broker.

The election of each nominee for Director (Proposal 1), which is an uncontested election, will require the affirmative vote of the majority of the votes cast either “for” or “against” the nominee’s election by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. This means that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” their election in order for that candidate to be elected to serve as a Director of the Company. Shareholders may vote “for,” “against” or “abstain” to vote for the Director-nominee. A properly executed proxy card marked “abstain” and broker non-votes with respect to a Director-nominee will not be voted with respect to the election of that Director-nominee, although they will be counted for purposes of determining whether there is a quorum present at the Annual Meeting for the transaction of business. As a result, such votes will have no effect on the Director election since only votes “for” or “against” a nominee will be counted. An incumbent director who does not receive more votes cast “for” than “against” in his or her election in an uncontested election must tender his or her resignation to our Board and our Board will decide, through a process managed by the Nominating/Governance Committee, whether to accept such resignation or to have such director serve on a holdover basis until a successor is appointed.

The approval of the compensation of the Company’s Named Executive Officers (Proposal 2) will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may vote “for,” “against” or “abstain” with respect to Proposal 2. While our Board intends to carefully consider the shareholder vote resulting from Proposal 2, the vote is not binding on us and is advisory in nature. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the outcome of the vote with respect to Proposal 2.

The ratification and approval of the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2024 (Proposal 3) will require the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on such proposal. Shareholders may vote “for,” “against” or “abstain” with respect to Proposal 3. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the outcome of the vote with respect to Proposal 3. However, Proposal 3 is considered a “routine” matter and thus brokers are entitled to vote on Proposal 3 even if a shareholder does not instruct the broker how to vote. Therefore, we do not expect that there will be any broker non-votes for Proposal 3.

If you are a shareholder whose shares are registered directly in your name with Equiniti, our transfer agent, and you return a signed Proxy Card without giving specific voting instructions, then the individuals designated as proxy holders on the Proxy Card will vote your shares in accordance with the recommendations of the Board: (i) “FOR” Proposal 1, (ii) “FOR” Proposal 2 and (iii) “FOR” Proposal 3.

Please vote your proxy so your vote can be counted.

Company shareholders who have questions about matters to be voted on at the annual meeting or who desire additional copies of this Proxy Statement or additional proxy or voting instruction cards should contact:

Enzo Biochem, Inc.

81 Executive Blvd. Suite 3

Farmingdale, New York 11735

(631)-755-5500

Attn.: Investor Relations

or

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll-Free Phone:

+1-888-518-1554

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-341-5244

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, the form of proxy card, our 2023 Annual Report to Shareholders and our Annual Report on Form 10-K for our fiscal year ended July 31, 2023, are available to you on our website at www.enzo.com. Shareholders may also obtain a copy of these materials by writing to Enzo Biochem, Inc., 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attention: Kara Cannon, Interim Chief Executive Officer. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2023.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Beneficial Ownership of Principal Shareholders and Management

Set forth below is information, as of December 8, 2023, concerning stock ownership of (i) each of the Company’s named executive officers, (ii) each of the Company’s directors and director nominees, (iii) all of the Company’s executive officers and directors as a group and (iv) all persons known by the Company to beneficially own more than 5% of the Company’s common stock.

The percentages in the “Percent of Class” column are calculated in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option or warrant). The shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Named Executive Officers
Common Stock	Hamid Erfanian	1,366,497	(3)	2.7%
Common Stock	Kara Cannon	412,870	(4)	*
Common Stock	Patricia Eckert	44,400	(5)	*
Directors
Common Stock	Bradley L. Radoff	4,646,798	(6)	9.2%
Common Stock	Mary Tagliaferri, M.D.	138,299	(7)	*
Common Stock	Ian B. Walters, M.D.	138,299	(8)	*
Common Stock	Steven J. Pully	17,730	(9)	*
Common Stock	Elazar Rabbani, Ph.D.	2,225,098	(10)	4.4%
Common Stock	All directors and executive officers as a group (8 persons)	8,989,991	(11)	17.2%
5% Holders
Common Stock	Harbert Management Corp	5,175,913	(12)	10.2%
Common Stock	James G. Wolf	4,942,400	(13)	9.8%
Common Stock	1 Main Capital Management LLC	2,874,125	(14)	5.7%
Common Stock	Renaissance Technologies, LLC	2,813,964	(15)	5.6%

*	Represents beneficial ownership of less than 1%.

(1)	Except as otherwise noted in the footnotes to the table, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons’ address is c/o Enzo Biochem, Inc., 81 Executive Blvd., Suite 3 Farmingdale, NY 11735.

(2)	Based upon 50,489,771 outstanding shares of Common Stock as of the close of business on December 8, 2023. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days from December 8, 2023 is treated as outstanding when determining the amount and percentage of Common Stock owned by directors and executive officers individually and as a group.

(3)	Includes (i) 173,333 shares of Common Stock issuable for RSUs vested and (ii) 800,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023.

(4)	Includes (i) 287,800 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023, (ii) 10,640 shares issuable within 60 days from December 8, 2023 under a vested performance stock award, and (ii) 33,160 shares of Common Stock held in the Company’s 401(k) plan.

(5)	Includes (i) 25,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023, and (ii) 19,400 shares of Common Stock held in the Company’s 401(k) plan.

(6)	Includes 430,000 shares of Common Stock held by The Radoff Family Foundation of which Mr. Radoff is deemed to be the beneficial owner. The address of Bradley L. Radoff is 2727 Kirby Drive Unit 29L Houston, Texas 77098.

(7)	Includes 77,101 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023.

(8)	Includes 77,101 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023.

(9)	Mr. Pully became a director of the Company on October 26, 2023. Includes 17,730 shares of common stock issuable within 60 days from December 8, 2023 under a restricted stock unit award.

(10)	Includes (i) 258,100 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023, (ii) 5,308 shares of Common Stock held in the name of Dr. Rabbani as custodian for certain of his children, and (iii) 18,794 shares of Common Stock held in the name of Dr. Rabbani’s wife as custodian for certain of their children.

(11)	Includes (i) 1,525,102 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from December 8, 2023, (ii) 191,063 shares of Common Stock which are issuable within 60 days from December 8, 2023 under restricted stock unit awards, and (iii) 10,640 shares of Common Stock which are issuable under a vested performance stock award.

(12)	Based solely on a Schedule 13D/A filed on October 28, 2021. The address of Harbert Management Corp is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(13)	Based solely on a Schedule 13D/A filed on January 23, 2023. The address of James G. Wolf is 105, Flyway Drive, Kiawah Island, SC 29455.

(14)	Based solely on a Schedule 13G filed on September 11, 2023. The address of 1 Main Capital Management LLC is 8 Wright St. Suite 107 Westport, CT 06880.

(15)	Based solely on a Schedule 13G/A filed on February 13, 2023. The address of Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with.

PROPOSAL 1
ELECTION OF DIRECTORS

Board Nominees for Election at the Annual Meeting

Each of the four (4) director nominees named below, upon election, will serve for a one-year term ending at the next annual meeting of shareholders or until their successors are elected and qualified. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “FOR” the election of the below-listed Board nominees to serve as directors of the Company. Our management has no reason to believe that the below-listed Board nominees will not be candidates or will be unavailable for election at the date of the Annual Meeting. However, in the event that the below-listed Board nominees should become unable or unwilling to serve as directors of the Company, the proxy cards will be voted for the election of such alternate person as shall be designated by the directors of the Company in their judgment. If any alternate person is designated by the directors of the Company to serve as director-nominees, the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised proxy statement and to serve if elected and (iii) include certain other disclosure required by applicable federal proxy rules and regulations with respect to each such substitute nominee.

The total cumulative length of time that any “Outside Director” (a member of the Board who is not an officer or employee of the Company) may serve on the Board is limited to a maximum of nine, one-year terms. The term limit set forth above may be extended for up to a maximum of three additional terms if such individual is renominated by the unanimous agreement of the Board.

Biographical Information for Nominees

DIRECTOR NOMINEES TO SERVE IF ELECTED AT THE

THE 2024 ANNUAL MEETING:

Name	Year First Became a Director
Bradley L. Radoff (age 50)	2022
Mary Tagliaferri, M.D. (age 57)	2020
Steven J. Pully (age 63)	2023
Kara Cannon (age 55)	N/A

Bradley L. Radoff has been a director of the Company since January 2022. Mr. Radoff served as Chair of the Company’s Audit Committee until October 26, 2023 and is currently a member of the Company’s Audit Committee, Nominating & Governance Committee and Compensation Committee. Mr. Radoff is a private investor and has also served as Principal of Fondren Management LP, a private investment management company, since 2005. Mr. Radoff previously served as a Portfolio Manager at Third Point LLC, a registered investment advisory firm, from 2006 to 2009. He also served as Managing Director of Lonestar Capital Management LLC, a registered investment advisory firm, from 2003 to 2004. Mr. Radoff also previously served as a director of Citadel Investment Group LLC, a global financial institution, from 2000 to 2003. Mr. Radoff has served as a director of VAALCO Energy, Inc. (NYSE:EGY), a Texas-based independent energy company, since June 2020, and Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company, since May 2021. Mr. Radoff previously served as a director of Support.com, Inc. (formerly NASDAQ:SPRT), a leading provider of cloud-based software and services, from June 2016 until its merger in September 2021, and Pogo Producing Company (formerly NYSE:PPP), an oil and gas exploration, development and production company, from March 2007 until the completion of its sale to Plains Exploration & Production Company in November 2007. Mr. Radoff graduated summa cum laude with a B.S. in Economics from The Wharton School at the University of Pennsylvania.

We believe that Mr. Radoff’s qualifications to serve on the Board are demonstrated by his financial and investment expertise together with his perspective as a significant shareholder of the Company.

MARY TAGLIAFERRI, M.D., has been a director of the Company since November 2020 and served as Chair of the Board from January 2022 to October 26, 2023. Dr. Tagliaferri is currently chair of the Company’s Nominating & Governance Committee and a member of both the Company’s Audit Committee and Compensation Committee. Dr. Tagliaferri has been serving on the board of directors of RayzeBio, Inc., a biotechnology company, since October 2021. Dr. Tagliaferri has been serving as Senior Vice President and Executive Clinical Fellow for Nektar Therapeutics, a Nasdaq-listed company, since March 2020 and previously served as Chief Medical Officer from November 2017 to March 2020, Senior Vice President, Clinical Development from April 2017 to October 2017 and Vice President of Clinical Development from January 2015 to March 2017. Dr. Tagliaferri served as Consultant for InterMune from March 2014 to December 2014. Dr. Tagliaferri served as Chief Medical Officer of Kanglaite, Inc. from October 2012 to April 2014. Dr. Tagliaferri was the co-founder of Bionovo, Inc. and served as its Chief Medical Officer, Chief Regulatory Officer, Secretary and Treasurer and a member of the Board of Directors from February 2002 to June 2012 and President from May 2007 to June 2012. Dr. Tagliaferri received her Bachelor of Science Degree in Agricultural Economics and Business Management from Cornell University in 1988, Post Baccalaureate Degree in Science from Bryn Mawr College in 1996, Master of Science Degree, Oriental Medicine from the American College of Traditional Chinese Medicine, San Francisco, California in 1995 and Medical Degree from the University of California, San Francisco in 2002. Dr. Tagliaferri completed her residency in internal medicine at Alameda County Medical Center, Oakland, California, in 2003 and a research fellowship in translational science at the University of California, San Francisco in 1999. She has contributed to approximately 70 publications.

We believe that Dr. Tagliaferri’s qualifications to serve on the Board are demonstrated by her professional background, experience in the healthcare field and past board position, making her well qualified as a member of our Board.

STEVEN J. PULLY has been a director of the Company, Chair of the Board and Chair of the Audit Committee since October 26, 2023, and a member of the Company’s Compensation Committee and its Nominating & Governance Committee since November 21, 2023. Mr. Pully is a partner of Speyside Partners, an investment banking firm that he co-founded in May 2017. He also serves on the boards or in executive positions for various companies, including publicly-traded RumbleOn, Inc. (NASDAQ:RMBL), where he serves as the Chairman. Mr. Pully’s board service has spanned multiple industries, including airlines, amusement parks, energy and power, manufacturing, power sports, retail, restaurants and technology and has included multiple positions as chairman or lead director of the board, and also multiple chairmanships of audit, compensation, nominating and governance and special committees. Previously, Mr. Pully served as General Counsel and as a Partner of the investment firm, Carlson Capital, L.P. from 2008 to 2014, as Managing Director in the investment banking division of Bank of America and as a Senior Managing Director in the investment banking department of Bear Stearns & Company. Within the past five years, Mr. Pully has served on the boards of the following public companies: VAALCO Energy (NYSE: EGY), Goodrich Petroleum, Bellatrix Exploration, Harvest Oil and Gas and Titan Energy. Mr. Pully was appointed to the following private company boards over the past five years as an independent director immediately prior to the company filing for bankruptcy under Chapter 11: Limetree Bay Refinery, Southland Royalty and GenCanna Global. Mr. Pully currently serves on the board of another private company, Heritage Power, having initially been appointed to the board at the request of the company’s lenders, after which the company filed for bankruptcy. He was recently appointed to Heritage’s board again upon its emergence from bankruptcy by one of the company’s new equity holders. Mr. Pully holds active law and CPA licenses in the State of Texas, he is a Chartered Financial Analyst and he also holds various FINRA licenses.

We believe that Mr. Pully’s qualifications to serve on the Board are demonstrated by his financial and investment expertise, his experience as a public company director and his experience serving in various executive leadership roles.

KARA CANNON became interim Chief Executive Officer on September 5, 2023. Prior to that, she was Chief Operating Officer and has been employed with the Company since 2011. She is responsible for strategic and tactical marketing, sales, manufacturing and general management of the operations. Ms. Cannon previously held executive positions at Pall Corporation, where she focused on commercial operations within the areas of diagnostics, biotechnology and biosciences. She has also held marketing and technical positions at Dynal Biotech (now ThermoFisher Scientific). She has had extensive experience in the marketing and selling of innovative platforms for the diagnostics markets, as well as, the development and execution of strategic plans for the growth and sustainability of diagnostic-related businesses. Ms. Cannon holds a BA from Franklin and Marshall College.

We believe that Ms. Cannon’s qualifications to serve on the Board are demonstrated by her experience at Enzo and Pall Corporation and her ability with regards to commercial operations in diagnostic businesses.

THE MAJORITY OF THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED BOARD NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY.

The person named as proxy intends to vote the proxies “FOR” the election of this nominee unless you indicate on the proxy card a vote “AGAINST” or “ABSTAIN” to vote with respect to the nominee. If for some reason the director nominee is unable to serve, or for good cause will not serve if elected, the person named as proxy may vote for a substitute nominee recommended by the Board. If a substitute nominee is designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

Term to Expire at the 2023 Annual Meeting in 2024

Name	Age	Year First Became a Director
Elazar Rabbani, Ph.D.	80	1976
Ian B. Walters, M.D.	55	2020

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The current directors, executive officers and key employees of the Company and its subsidiaries are identified in the table below.

Name	Age	Year Became a Director, Executive Officer or Key Employee	Position
Kara Cannon(1)	55	2018	Interim Chief Executive Officer
Patricia Eckert(2)	46	2022	Interim Chief Financial Officer
Matthew Kupferberg(3)	58	2022	General Counsel, Secretary
Bradley L. Radoff	50	2022	Director
Mary Tagliaferri, M.D.	57	2020	Director, Former Chair of the Board
Steven J. Pully	63	2023	Director and Chair of the Board
Elazar Rabbani, Ph.D.	80	1976	Director
Ian B. Walters, M.D.	55	2020	Director

(1)	Ms. Cannon became interim Chief Executive Officer effective September 5, 2023.

(2)	Ms. Eckert became interim Chief Financial Officer effective November 14, 2022.

(3)	Mr. Kupferberg was hired as General Counsel on August 1, 2022.

Biographical Information Regarding Other Directors, Executive Officers and Key Employees

PATRICIA ECKERT has served as interim Chief Financial Officer since November 14, 2022 and has been employed with the Company since 2017 in various finance roles. Ms. Eckert previously served as accounting director at Pall Corporation, where she advanced through multiple accounting and finance roles, ultimately managing a broad team and directly leading all aspects of implementation of the ASC 606 Revenue Recognition standard, overseeing matters relating to SOX compliance and driving multiple operational and finance cost savings initiatives. Prior to her tenure at Pall Corporation, Ms. Eckert served as senior accountant at a midsize accounting firm based in New York. She graduated cum laude with a BBA in accounting and an MBA in finance, both from Hofstra University in Hempstead, NY.

MATTHEW KUPFERBERG has been the Company General Counsel since August 1, 2022. Mr. Kupferberg was most recently General Counsel, Chief Compliance Officer and Privacy Officer of Digital Medical Technologies, LLC (dba AdhereTech), a medication adherence technology company. His previous experience includes Health Delegates, LLC, RxEDO, Inc. and DaVita, Inc. At DaVita, he was Assistant General Counsel to DaVita Rx, DaVita’s pharmacy subsidiary. He also served as Assistant General Counsel at Humana, Inc., a managed health care company that markets and administers health insurance.  Earlier in his career Mr. Kupferberg worked at the law firms ArentFox Schiff LLP and McDermott, Will & Emery. He received his B.A. from Binghamton University (Phi Beta Kappa) and his J.D. from Boston College Law School. Mr. Kupferberg is licensed in the states of New York, New Jersey, and Massachusetts.

ELAZAR RABBANI, Ph.D., is an Enzo Biochem founder and served as the Company’s Chairman of the Board from its inception in 1976 to January 2022 and as Secretary from November 2009 to April 2022. Dr. Rabbani also served as the Company’s Chief Executive Officer from 1976 until November 2021. Dr. Rabbani has authored numerous scientific publications in the field of molecular biology, in particular, nucleic acid labeling and detection. He is also the lead inventor of many of the Company’s pioneering patents covering a wide range of technologies and products. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

Ian B. Walters, M.D. has been a director of the Company since November 2020. Mr. Walters is currently Chair of the Company’s Compensation Committee and a member of the Company’s Audit Committee and Nominating & Governance Committee. Dr. Walters is an experienced entrepreneur and drug developer with leadership in the development of over 30 drugs in multiple therapeutic areas involving diverse technologies, leading to five new oncology drug approvals. His previous roles include Executive Director of Global Oncology Clinical Research, and Business Development for Bristol-Myers Squibb and Medical Director at Millennium Pharmaceuticals. Dr. Walters is currently CEO and Director of Portage Biotech, a publicly traded clinical stage biopharmaceutical company developing an innovative portfolio of immuno-oncology assets. He is also founder of seven of Portage’s portfolio companies. Dr. Walters holds an MBA from the Wharton School of the University of Pennsylvania. He received his MD at the Albert Einstein College of Medicine and completed doctoral training in experimental medicine at The Rockefeller University. Dr. Walters has been the lead author or contributor to approximately 60 journal publications.

Family Relationships

There are no family relationship of first cousins or closer among the Company’s directors and executive officers, by blood, marriage or adoption.

Director Independence

Mr. Steven J. Pully, Dr. Mary Tagliaferri, Dr. Ian B. Walters, and Mr. Radoff qualify as “Independent Directors” under the criteria established by the NYSE.

CORPORATE GOVERNANCE

Corporate Governance Review and Shareholder Engagement

The Board and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. To that end, for the past several years the Company has conducted regular outreach to its top shareholders as part of its commitment to be responsive to shareholder concerns. During the past year, as in prior years, the Board and management have reviewed and updated, as appropriate, the Company’s corporate governance policies and practices, including the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), incorporating feedback received during the course of the Company’s engagements, which have become more focused on Board and governance matters over the past year.

Corporate Governance Policies and Practices

The Company has a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines - The Board adopted Corporate Governance Guidelines, which collect in one document many of the corporate governance practices and procedures that had evolved over the years. These guidelines address the duties of the Board, director qualifications and selection process, Board operations, Board committee matters and continuing education. The guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews these guidelines on an annual basis. The guidelines are available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (631) 755-5500.

Corporate Code of Business Conduct and Ethics - The Company has a Code of Business Conduct and Ethics that applies to all of the Company’s employees, officers and members of the Board. The Code of Business Conduct and Ethics is available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (631) 755-5500.

Insider Trading Policy - Our Board of Directors has adopted an insider trading policy that applies to all of its officers, directors and employees. The policy is contained within our Code of Business Conduct and Ethics. Officers, directors and employees are prohibited from engaging in any of the following types of transactions with respect to the Company’s securities: (i) short sales, including short sales “against the box”, (ii) transactions in publicly-traded options, including puts, calls, or other derivative securities on an exchange or in any other organized market, (iii) holding Company securities in a margin account or pledging Company securities as collateral for a loan, or (iv) hedging transactions, unless pre-cleared by the Board of Directors, the submission for pre-clearance thereof to be made not less than two weeks prior to the contemplated transaction. Additionally, officers, directors and employees who purchase securities of the Company in the open market may not sell any Company securities of the same class during the six months following the purchase.

Board Committee Charters - Each of the Company’s Audit, Compensation and Nominating & Governance Committees has a written charter adopted by the Board that establishes practices and procedures for such committee in accordance with applicable corporate governance rules and regulations. The charters are available on the Company’s website at www.enzo.com and in print by contacting Investor Relations at (631) 755-5500.

Diversity Policy - As part of the Company’s commitment to improved governance and in connection with the Company’s shareholder engagement program, the Board adopted a diversity policy in 2019. The Nominating & Governance Committee shall consider diversity in its evaluation of candidates for Board membership in accordance with this policy. To reflect this policy, the Nominating & Governance Committee seeks to include diverse candidates in all director searches, taking into account diversity of age, gender, race, culture, business experience, education, skills, character and judgment, including by affirmatively instructing any search firm retained to assist the Nominating & Governance Committee in identifying director candidates, to seek to include diverse candidates from traditional and non-traditional candidate groups.

Director Term Limits - The total cumulative length of time an Outside Director may serve on the Board is limited to a maximum of nine one-year terms, whether consecutively or in total, plus any portion of an earlier term that such Outside Director may have been appointed to serve. The limit set forth above may be extended for up to three additional one-year terms if such individual is re-nominated by the unanimous agreement of the Board.

Lead Independent Director Charter - As part of the Company’s ongoing commitment to improved governance and in connection with the Company’s shareholder engagement program, the Company amended the Lead Independent Director Charter in 2019 to strengthen the duties of the Lead Independent Director role. The duties of the Lead Independent Director, as set forth in the amended Lead Independent Director Charter, among other things, are to:

●	develop the agendas for and serve as chairman of the executive sessions of the independent directors of the Company;

●	serve as principal liaison between the independent directors of the Company and the Chairman of the Board and between the independent directors and senior management;

●	approve the appropriate schedule and agendas for Board meetings;

●	call meetings of the independent directors;

●	advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

●	ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions without management present; if the Chairman of the Board is unable to attend a Board meeting, act as chairman of such Board meeting;

●	ensure that he or she may be available for consultation and direct communication with major shareholders, if deemed appropriate, and act as a contact for other interested persons, if other Company spokespersons are not available;

●	share with other directors, as he or she deems appropriate, letters and other communications and contact that he or she receives;

●	and perform such other duties as the Board shall from time to time delegate.

In addition, the Lead Independent Director may require information relating to any matter be distributed to the Board. The Lead Independent Director role was established in October 2005. Currently, there is no Lead Independent Director, as the Board Chair, Steven J. Pully is considered an independent director.

The Lead Independent Director Charter, as amended, is available on the Company’s website at www.enzo.com, and in print by contacting Investor Relations at (631) 755-5500.

Director Independence Requirements

The Board believes that a majority of its members should be independent, non-employee directors. The Board adopted the following “Director Independence Standards,” which are consistent with criteria established by the NYSE, to assist the Board in making these independence determinations:

No director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a director of the Company. A director is not independent if, within the preceding three years:

●	the director was an employee of the Company;

●	an immediate family member of the director was an executive officer of the Company;

●	the director was affiliated with or employed by a present or former internal or external auditor of the Company;

●	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

●	the director, or an immediate family member of the director, received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service);

●	the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company’s executives served on that company’s compensation committee of the board of directors;

●	the director was an executive officer or employee, or an immediate family member of the director was an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;

●	the director, or an immediate family member of the director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, where the total amount of either company’s indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an executive officer; or

●	the director, or an immediate family member of the director, was an officer, director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or two percent (2%) of that organization’s consolidated gross revenues.

The Board has reviewed all material transactions and relationships among each director, and any member of his or her immediate family, and the Company, its senior management and its independent auditors. Based on this review and in accordance with its independence standards outlined above, the Board has affirmatively determined that all of the non-employee directors are independent as such term is defined by the NYSE.

Board Leadership Structure and Role in Risk Oversight

During the fiscal year ended July 31, 2023, Hamid Erfanian served as the Company’s Chief Executive Officer and as a member of the Board and Mary Tagliaferri, M.D., served as the Company’s Chair of the Board. On September 5, 2023, the Board appointed Kara Cannon to serve as interim Chief Executive Officer with immediate effect following Mr. Erfanian’s resignation as Chief Executive Officer and Board member. On October 26, 2023, the Board appointed Steven J. Pully to serve as Chair of the Board and Chair of the Audit Committee. On November 21, 2023, the Board appointed Mr. Pully to serve as a member of the Compensation Committee and the Nominating & Governance Committee.

The Company believes that having a Chair of the Board separate from our interim CEO promotes effective oversight, strengthens our Board’s independent leadership, supports our commitment to enhancing shareholder value and strong governance and is the best leadership structure for the Company at this time. In addition, Mr. Pully’s deep executive management and board experience makes him well-suited for the role of Chair of the Board.

As described above, four of the Company’s five directors are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee and Nominations and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board. All of the independent directors are highly accomplished and experienced business people in their respective fields, have demonstrated leadership in significant enterprises and are familiar with board processes. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry. Dr. Rabbani, as the Company’s former Chairman of the Board and former Chief Executive Officer, brings Company-specific experience and expertise.

While the Board is responsible for overseeing the Company’s risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure with management and the independent auditors. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions regarding the most significant risks that the Company is facing and how those risks are being managed. The Board also receives risk management updates directly from the Company’s senior management and from the chair of the Audit Committee. In addition, the Chair of the Board’s deep executive management and board experience makes him well-qualified to lead the Board in assessing the various risks the Company faces. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chair of the Board, enables the Board to effectively oversee the Company’s risk management function.

Board Nomination Policies and Procedure

The Nominating & Governance Committee is responsible for identifying, evaluating and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the Chief Executive Officer and other sources, including shareholders. The total cumulative length of time that any “Outside Director” (a member of the Board who is not an officer or employee of the Company) may serve on the Board is limited to a maximum of nine, one-year terms. The term limit set forth above may be extended for up to a maximum of three additional one-year terms if such individual is renominated by the unanimous agreement of the Board. The Nominating & Governance Committee also considers the appropriate balance of experience, skills and characteristics desirable among the members of the Board to maintain a diverse Board. The independent members of the Board review the Nominating & Governance Committee candidates and nominate candidates for election by the Company shareholders. The Nominating & Governance Committee will consider candidates for election to the Board recommended by shareholders of the Company. The procedures for submitting shareholder recommendations are explained below under “Shareholder Proposals.”

Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in Board and applicable committee meetings. Each Board member is expected to ensure that other existing and future commitments do not materially interfere with the member’s service as a director.

The Nominating & Governance Committee also reviews whether a potential candidate will meet the Company’s independence standards and any other director or committee membership requirements imposed by law, regulation or NYSE rules.

The Nominating & Governance Committee will consider, among other factors, the following to evaluate recommended nominees:

●	the Board’s current composition, including expertise, diversity, balance of management and non-management directors;

●	independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and the Company’s policies and procedures; and

●	the general qualifications of potential nominees, including, but not limited to: personal integrity, loyalty to the Company and concern for its success and welfare; experience with strategy and policy setting; high-level leadership experience in business; breadth of knowledge about issues affecting the Company; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interest.

Director candidates recommended to the Nominating & Governance Committee are subject to full Board approval and subsequent election by the shareholders. The Board is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other reasons between the annual meetings of shareholders. The Nominating & Governance Committee may retain a recruitment firm, from time to time, to assist in identifying and evaluating director candidates. When a firm is used, the Nominating & Governance Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Suggestions for director candidates are also received from Board members, management, shareholders and may be solicited from professional associations as well.

Board Committees

All members of each of the Company’s three standing committees - Audit, Compensation and Nominating & Governance - are required to meet the Company’s Director Independence Standards as well as the independent director standards established by NYSE. See below for a description of the responsibilities of the Board’s standing committees.

Executive Sessions of Non-Management Directors

The Board periodically holds meetings of only the independent directors without management or other board members present.

Board Access to Independent Advisors

The Board as a whole, and each of the Board committees separately, has authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

Communications with the Board

Direct Communications - Any interested party desiring to communicate with the Board or with any director regarding the Company may write to the Board or the Secretary, c/o Office of the Secretary, Enzo Biochem, Inc., 81 Executive Blvd., Suite 3, Farmingdale, New York 11735. The Office of the Secretary will forward all such communications to the director(s). Interested parties may also submit an email by filling out the email form on the Company’s website at www.enzo.com. Moreover, any interested party may contact the non-management directors of the Board by emailing or asking the Board Chair to share information with the non-management members.

Annual Meeting - The Company encourages its directors to attend the annual meeting of shareholders each year. Four of the directors then in office attended the 2022 Annual Meeting of Shareholders.

Meetings of the Board and its Committees

During the fiscal year ended July 31, 2023, there were 35 meetings of the Board. None of the directors attended less than 75% of the meetings of the Board (including committee meetings).

Currently, the Board has a Nominating & Governance Committee, an Audit Committee and a Compensation Committee, and since July 2022, the M&A subcommittee (the “M&A Committee”). The Board established this independent subcommittee of the Board to oversee the merger and acquisition process and report to the broader Board. The subcommittee is made up of the three independent Board members: Bradley L. Radoff, Mary Tagliaferri, M.D. and Ian Walters, M.D.

The Nominating & Governance Committee, which includes a Succession subcommittee, had one meeting, the Audit Committee had seven meetings and the Compensation Committee had three meetings during the fiscal year ended July 31, 2023.

The Audit Committee was established by and among the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is authorized to review proposals of the Company’s auditors regarding the annual audit, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and review and discuss the audited financial statements with the auditors.

The current members of the Audit Committee are Mr. Pully, Dr. Walters, Dr. Tagliaferri and Mr. Radoff. Mr. Radoff was the Chair from January 2022 to October 26, 2023, at which time Mr. Pully became Chair. The Board has determined that each of the Audit Committee members is independent, as defined in the NYSE’s listing standards and applicable SEC Rules. The Board has further determined that Mr. Pully is an “audit committee financial expert” as such term is defined under Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act, and that each director is financially literate as required under the NYSE listing standards.

The Compensation Committee has the power and authority to (i) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review executive officers’ salaries and non-equity incentive compensation plan program and levels of officers’ participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the SEC or otherwise relating to officer compensation, (iii) approve any increases in directors’ fees, (iv) grant stock options and/or other equity instruments authorized by senior executives for non-executive officers and (v) exercise all other powers of the Board with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board to the Compensation Committee.

The current members of the Compensation Committee are Mr. Pully, Mr. Radoff, Dr. Tagliaferri and Dr. Walters. The Board has determined that each member of the Compensation Committee is independent, as defined in the NYSE listing standards. Dr. Walters has been the Chair of the Compensation Committee since January 2021.

The Nominating & Governance Committee has the power to recommend to the Board prior to each annual meeting of the shareholders of the Company: (i) the appropriate size and composition of the Board; and (ii) nominees: (1) for election to the Board for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual meeting of shareholders; and (3) for election to all committees of the Board other than the Nominating & Governance Committee. The Nominating & Governance Committee will consider nominations from the shareholders, provided that they are made in accordance with the By-Laws. When evaluating prospective director candidates, the Nominating & Governance Committee conducts individual evaluations against the criteria stated in the Nominating and Corporate Governance guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria.

The current members of the Nominating & Governance Committee are Mr. Pully, Mr. Radoff, Dr. Walters and Dr. Tagliaferri, who has been Chair of the committee since January 2021. The Board has determined that each member of the Nominating & Governance Committee is independent, as defined in the NYSE listing standards.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2023:

1.	The Audit Committee reviewed and discussed the audited financial statements and related footnotes with management and EisnerAmper LLP, the current independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”);

2.	The Audit Committee discussed with EisnerAmper LLP matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

3.	The Audit Committee has received the written disclosures and the letter from EisnerAmper LLP required by the applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP their independence;

4.	The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountants with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality (and not merely the acceptability) of the Company’s accounting principles and financial reporting, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies. The Audit Committee held four meetings during the fiscal year ended July 31, 2023 with the independent registered public accounting firm; and

5.	Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023 for filing with the SEC.

Submitted by the members of the Audit Committee on October 19, 2023:

Bradley L. Radoff, Chair

Dr. Ian Walters

Dr. Mary Tagliaferri

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the responsibility of the Nominating & Governance Committee to consider questions of possible conflicts of interest of directors and of the Company’s senior executives, which includes the consideration of all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements. In addition, the Board has a Related Persons Policy which states that all related person transactions shall be in the best interests of the Company and, unless different terms are specifically approved or ratified by disinterested members of the Board, must be on terms that are (i) no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances, or (ii) generally available to substantially all employees of the Company. In addition, if any non-material or material related person transaction relates to any executive officer or director, it must be reviewed by the Nominating & Governance Committee who shall determine whether the transaction is in compliance with the Company’s Related Person Policy.

Enzo Clinical Labs, Inc., a former subsidiary of the Company (“Enzo Labs”), leases a facility located in Farmingdale, New York from Pari Management Corporation (“Pari”). Pari is owned equally by Elazar Rabbani, Ph.D., the former Chairman and Secretary of the Company and a current director; Shahram K. Rabbani, a former officer and former director of the Company; and Barry Weiner, the former President and Treasurer of the Company, and his wife. The lease originally commenced on December 20, 1989, was amended and extended in March 2005 and October 2015 and now terminates on March 31, 2027. At the time of the execution of the lease, the non-interested members of the Board reviewed and approved the transaction in accordance with the Company’s procedures for reviewing related party transactions.

During the fiscal year ended July 31, 2023, Enzo Labs paid approximately $1,937,000 to Pari with respect to such facility and future payments are subject to cost of living adjustments.

Director Independence

The Board believes that a majority of its members are independent non-employee directors and meet the “Director Independence Standards” that the Company has adopted. The Board has determined that each member of the Compensation Committee and the Nominating & Governance Committee is independent, as defined in the NYSE listing standards. The Board has determined that each member of the Audit Committee is independent, as defined in the NYSE’s listing standards and applicable SEC Rules and has further determined that Mr. Pully is an “audit committee financial expert” as such term is defined under Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The Board has also determined that each director is financially literate as required under the NYSE listing standards.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (as such term is defined in Item 406 of Regulation S-K). The Code of Business Conduct and Ethics is available on the Company’s website at www.enzo.com, and in print by contacting Investor Relations at (631) 755-5500. The Code of Business Conduct and Ethics applies to the Company’s employees, officers and members of the Board. The Code of Business Conduct and Ethics has been designed to deter wrongdoing and to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

●	Compliance with applicable governmental laws, rules and regulations;

●	The prompt internal reporting or violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

●	Accountability for adherence to the Code of Business and Conduct and Ethics.

COMPENSATION OF DIRECTORS

Each Outside Director receives an annual directors fee of $50,000. The Chair of the Board receives an additional annual fee of $25,000. When there was a Lead Independent Director, such Director received an additional annual director’s fee of $25,000. Each Outside Director who serves on the Audit Committee also receives an annual fee of $10,000 and those who serve on the Compensation Committee or the Nominating & Governance Committee also receive an annual fee of $7,500. The Chairman of the Audit Committee receives an additional $20,000, the Chairman of the Compensation Committee receives an additional $15,000 and the Chairman of the Nominating & Governance Committee receives an additional $10,000. The Outside Directors receive either stock options or restricted stock units following the Annual Meeting, provided such person is a director of the Company at such time. The annual number of stock options or restricted stock units that the Outside Directors will be granted will not exceed a fair market value of $100,000 at the time of grant. Either the stock options or restricted stock units shall be subject to a two-year vesting period; provided that at the time any non-employee director ceases to be a director of the Company (other than due to such director’s resignation), such non-employee director’s stock options and restricted stock units will become fully vested at such time. The equity instruments are granted at the Black-Scholes value in the case of options, or at the market price of the Common Stock on the date of grant in the case of restricted stock units. Stock options have a term of up to five (5) years. The Company reimburses directors for their travel and related expenses in connection with attending meetings of the Board and Board-related activities. Independent directors may also receive additional compensation for attendance at additional meetings and other extraordinary matters and for being members of a subcommittee.

Director Compensation Table

The following table sets forth the information concerning compensation earned during our fiscal year ended July 31, 2023 by all non-employee Directors:

Name	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(1)	Total
Mary Tagliaferri, M.D.	$110,000	$100,000	$210,000
Former Chair of the Board(2)

Ian B. Walters, M.D.	$90,000	$100,000	$190,000
Director

Elazar Rabbani	$50,000	—	$50,000
Director

Bradley L Radoff	$95,000	$100,000	$195,000
Director

(1)	Represents the grant fair value on the respective grant dates for the fiscal year ended July 31, 2023, in accordance with accounting authoritative guidance. The assumptions used in calculating these amounts are set forth in Note 14 to the Company’s consolidated financial statements for the fiscal year ended July 31, 2023, included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the SEC on November 3, 2023.

(2)	Dr. Tagliaferri served as Chair of the Board for the entire fiscal year ended July 31, 2023 and until October 26, 2023.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, paid to or earned by each of our named executive officers for each of the fiscal years ended July 31, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Option Awards (3)	Non- Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Hamid Erfanian(6)	2023	$615,877	$1,502,488	$197,000	$321,000	-	$27,827	$2,664,192
Former Chief Executive Officer	2022	$415,385	-	$881,400	$1,246,000	$360,000	$382	$2,903,167

Kara Cannon(7)	2023	$298,523	$661,423	$17,010	$214,000	-	$30,837	$1,221,793
Interim Chief Executive Officer, former Chief Operating Officer	2022	$269,731	$40,000	-	$294,875	$140,000	$24,552	$769,158

Patricia Eckert(8)	2023	$204,500	$185,000	-	$53,500	-	$10,559	$453,559
Interim Chief Financial Officer	2022	$181,058	$20,000	-	$58,500	-	$9,907	$269,465

(1)	Fiscal 2022 amounts represent sign on bonus or merit bonus. For Mr. Erfanian and Ms. Cannon, fiscal 2023 amounts represent bonuses earned as a result of the Company’s entry into the previously disclosed Asset Purchase Agreement, dated March 16, 2023, as amended July 3, 2023, with Laboratory Corporation of America Holdings (the “APA”). For Ms. Eckert, fiscal 2023 amount represents $130,000 for APA bonus and $55,000 merit bonus.

(2)	For Mr. Erfanian, fiscal 2022 amount represents the grant date fair value of restricted stock units on November 8, 2021, the date of grant, and for fiscal 2023 the grant date fair value of restricted stock units on November 23, 2022. For Ms. Cannon, represents the fair value of vested and issued performance stock units.

(3)	Represents the fair market value of incentive stock option awards granted to Named Executive Officers on the date of grant, calculated in accordance with FASB ASC Topic 718 for all awards of stock options granted during the relevant fiscal year. Assumptions used in the calculation of these amounts are included in Note 14 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended July 31, 2023.

(4)	Represents awards accrued under the Pay for Performance Plan for the year ended July 31, 2022. The awards under the Pay for Performance Plan for the year ended July 31, 2023 are not calculable through the latest practicable date. The Compensation Committee expects to determine these amounts on or before January 15, 2024, and such amounts will be disclosed in a filing by the Company in a Current Report on Form 8-K under Item 5.02(f) once determined.

(5)	See the “All Other Compensation” table below for additional information.

(6)	Mr. Erfanian served as Chief Executive Officer during our entire fiscal year ended July 31, 2023 and until his resignation effective September 5, 2023.

(7)	Ms. Cannon served as Chief Operating Officer during our entire fiscal year ended July 31, 2023 and until September 5, 2023 when she started her tenure as our interim Chief Executive Officer.

(8)	Ms. Eckert has served as interim Chief Financial Officer since November 14, 2022.

All Other Compensation

The following table contains information regarding each component of “All Other Compensation” in the Summary Compensation Table to the Named Executive Officers for the fiscal years ended July 31, 2023 and 2022.

Name	Year	401(k)(1)	Life Insurance(2)	Personal Use of Auto(3)	Total All Other Compensation
Hamid Erfanian	2023	$13,500	$327	$14,000	$27,827
	2022	-	$382	-	$382

Kara Cannon	2023	$13,500	$1,837	$15,500	$30,837
	2022	$13,000	$1,837	$15,500	$30,337

Patricia Eckert	2023	$10,250	$309	-	$10,559
	2022	$9,598	$309	-	$9,907

(1)	Represents Company matches under our 401(k) plan.

(2)	Represents premiums of term policies of which the Named Executive Officer or other party is the beneficiary.

(3)	Represents car allowance.

Employment Agreements

On September 5, 2023, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Hamid Erfanian, the Company’s Chief Executive Officer, which provides for Mr. Erfanian’s separation of employment, resignations from his positions as Chief Executive Officer and as a director of the Company and the payment of severance benefits as described below. Pursuant to the Separation Agreement, Mr. Erfanian’s resignations as Chief Executive Officer and as a director were effective immediately and his final date of employment with the Company was November 18, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Erfanian is entitled to the following severance benefits: (i) a payment equaling twelve (12) months of his annual base salary of $624,000, subject to standard payroll deductions and withholdings; (ii) a lump-sum payment of $187,200, representing his annual bonus; (iii) a grant of restricted shares of the Company’s common stock, in an amount equal to $1,502,488 with 50% of the restricted common stock granted as soon as reasonably practicable after September 13, 2023, and the remaining 50% granted on the earlier of July 24, 2024 and a Change in Control of the Company (as defined in Mr. Erfanian’s employment agreement with the Company); and (iv) the vesting on the Separation Date of a restricted stock unit award of 260,000 shares of the Company’s common stock (of which 173,333 remain) and an option to purchase 700,000 shares of the Company’s common stock, that were previously granted to Mr. Erfanian. The foregoing is subject to continued compliance with existing restrictive covenants under Mr. Erfanian’s employment agreement with the Company and execution of a reaffirmation.

Kara Cannon is an “at will” employee. Ms. Cannon is a party to an employment agreement which provides for twelve months severance and payment of an Annual Bonus if termination occurs subsequent to the conclusion of the fiscal year but prior to the payment of the Annual Bonus to which the fiscal year relates, if she is terminated by the Company without cause or resigns for Good Reason, as defined. She is also entitled to a Transaction Bonus in the event of a change in control of the Company or the sale of an operating subsidiary. Also, certain of her equity award agreements provide for the acceleration of unvested awards after a change of control.

Patricia Eckert is an “at will” employee and is not party to any employment agreements with the Company.

Benefits and All Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, group life insurance and a 401(k) plan. Named Executive Officers and Key Employees are eligible to participate in our employee benefit plans. The annual Company match for our Named Executive Officers and other employees is up to $13,500 if over 50 years old.

We do not provide post-retirement health coverage to our Named Executive Officers or our employees. Our health and insurance plans are substantially the same among all management levels at the Company.

In particular circumstances, we may provide relocation allowances when executives first join us. The purpose of this program is to attract talented executives outside our geographic area. Certain Named Executives Officers and Key Employees are provided use of a Company-owned vehicle for business and personal use or provided a car allowance.

Severance and Change in Control Benefits

Kara Cannon is an “at will” employee but is party to an employment agreement that provides for severance or change of control benefits and has certain equity award agreements that provide for the acceleration of unvested awards upon a change of control. We have provided more information about these benefits in the description of the Employment Agreements above.

Patricia Eckert is an “at will” employee and is not party to any agreements with the Company that provide for severance or change of control benefits other than certain equity award agreements that provide for the acceleration of unvested awards upon a change of control.

Outstanding Equity Awards at Fiscal Year End—July 31, 2023

The following table sets forth summary information regarding the outstanding equity awards made to the Named Executive Officers at July 31, 2023.

As noted in the description of Employment Agreements above, pursuant to his Separation Agreement, Mr. Erfanian is entitled to, among other benefits the vesting on the Separation Date of a restricted stock unit award of 260,000 shares of Common Stock (of which 173,333 remained as of July 31, 2023) and an option to purchase 700,000 shares of Common Stock, that were previously granted to him.

	Options awards				Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Options expiration date	Number of shares or units of stock that have not vested(2)	Market value of shares or units of stock that have not vested(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: Market or payout value of Unearned shares, units or other rights that have not vested(5)
Hamid Erfanian	233,334	466,666	$3.39	11/8/2026	173,333	$256,533	—	—
	—	300,000	$1.97	11/23/2027	100,000	$148,000

Kara Cannon	52,000	—	$2.80	1/3/2024	—	—	—	—
	55,400	—	$2.20	2/24/2025	—	—	—	—
	55,400	—	$2.63	1/11/2026	—	—	10,640	$15,747
	29,167	58,333	$3.36	2/11/2027
	29,167	58,333	$2.98	3/24/2027	—	—	—	—
	66,667	133,333	$1.97	11/23/27	—	—	—	—

Patricia Eckert	16,667	33,333	$2.21	5/26/2027	—	—	—	—
	8,333	16,667	$2.33	11/14/2027	—	—	—	—
	—	25,000	$2.29	2/26/2028	—	—	—	—

(1)	Each option award vests in equal amounts on the first, second and third anniversaries of the award date, which was January 3, 2019 for the options granted at $2.80 per share, February 24, 2020 for the options granted at $2.20 per share, January 11, 2021 for the options granted at $2.63 per share, November 8, 2021 for the options granted at $3.39 per share, February 11, 2022 for the options granted at $3.36 per share, March 24, 2022 for the options granted at $2.98 per share, May 26, 2022 for the options granted at $2.21 per share, November 14, 2022 for the options granted at $2.33 per share, November 23, 2022 for the options granted at $1.97 per share and February 26, 2023 for the options granted at $2.29 per share. In accordance with Mr. Erfanian’s Separation and General Release agreement, his unvested option to purchase 466,666 shares of Common Stock became fully vested as of November 18, 2023.

(2)	The number of unearned restricted stock units (“RSUs”) in this column is based on awards made to Mr. Erfanian on November 11, 2021 as part of his employment agreement at $3.39 per share and an award made to him on November 23, 2022 at $1.97 per share. In accordance with Mr. Erfanian’s Separation and General Release agreement, the unvested portion of his RSUs totaling 173,333 shares of Common Stock became fully vested as of November 18, 2023.

(3)	Calculated using the closing market price of the Company’s common stock on July 31, 2023 of $1.48 per share.

(4)	Represents PSUs granted on February 24, 2020 and vested on November 3, 2023, the third anniversary of the grant measurement date, based on achievement of the Company’s revenue and adjusted EBITDA performance goals for the fiscal years 2020-2023 performance period.

(5)	Calculated using the closing market price of the Common Stock on July 31, 2023 of $1.48 per share on a target performance basis and after applying the minimum relative total shareholder return (TSR) modifier.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company for each of the last two completed fiscal years. In determining the “compensation actually paid” to our Named Executive Officers, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table in previous years, as the SEC’s calculation method for this section differs from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below presents information on the compensation of our named executive officers in comparison to certain performance metrics for 2023 and 2022. The metrics are not those that the Compensation Committee of our Board uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table total values for the applicable years.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to non- PEO Named Executive Officers (5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (6)	Net Income (loss) (7)
2023	$2,664,192	$1,456,726	$837,676	$654,071	$45.40	$20,288,000
2022	$2,903,167	$2,287,967	$563,023	$421,348	$72.70	$(18,261,000)

(1)	Data presented for our last two fiscal years in compliance with Item 402(v)(8).

(2)	Represents total compensation to Hamid Erfanian, who served as our Chief Executive Officer during 2023 and 2022.

(3)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Mr. Erfanian, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Mr. Erfanian during the applicable year. The following adjustments were made to Mr. Erfanian’s total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustments to Determine CAP for PEO
Fiscal Year	2022	2023
Average Total from Summary Compensation Table	$2,903,167	$2,664,192
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,127,400)	$(518,000)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,512,200	$404,800
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$-	$(828,066)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$-	$(266,200)
Compensation Actually Paid	$2,287,967	$1,456,726

(4)	Represents the average actual compensation to Kara Cannon, David Bench, and Patricia Eckert in fiscal 2022 and Kara Cannon and Patricia Eckert in fiscal 2023.

(5)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to Kara Cannon, David Bench and Patricia Eckert in fiscal 2022 and Kara Cannon and Patricia Eckert in fiscal 2023, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Kara Cannon, David Bench and Patricia Eckert during the applicable year. The following adjustments were made to the Non-PEO NEO total compensation for each year to determine “compensation actually paid” in accordance with SEC regulations:

	Adjustments to Determine CAP for non-PEO NEO
Fiscal Year	2022	2023
Average Total from Summary Compensation Table	$563,023	$837,676
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(216,083)	$(133,750)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$170,667	$107,000
(+) / (-) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(91,395)	$(126,428)
(+) / (-) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(4,863)	$(30,426)
Compensation Actually Paid	$421,348	$654,071

(6)	As we have not paid dividends, cumulative TSR is calculated by dividing $100 by the last closing price in the fiscal year 2021 to obtain a hypothetical number of shares, and multiplying that number of shares by the closing price on the last trading day of the relevant measurement period.

(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year. For fiscal 2023, the net income amount includes the gain on the sale of discontinued operations, net of tax, of approximately $82.6 million.

Relationship Disclosure to Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

During the fiscal year ended July 31, 2023 and 2022, the cumulative TSR was -55% and -27%, respectively. Compensation actually paid during fiscal 2023 and 2022 to the PEO was approximately $1.5 million and $2.3 million, respectively. Average compensation actually paid to the three non PEO’s during fiscal 2022 was approximately $421,000. Average compensation actually paid to the two non PEO’s during fiscal 2023 was approximately $654,000.

Compensation Actually Paid and Net Income

During the fiscal year ended July 31, 2023 and 2022, net income (loss) was approximately $20.3 million and $(18.3) million, respectively. Compensation actually paid during fiscal 2023 and 2022 to the PEO was approximately $1.5 million and $2.3 million, respectively. Average compensation actually paid to the three non PEO’s during fiscal 2022 was approximately $421,000. Average compensation actually paid to the two non PEO’s during fiscal 2023 was approximately $654,000.

PROPOSAL 2

ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE

OFFICER COMPENSATION

The Exchange Act, and more specifically, Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, requires that we provide shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules (commonly referred to as “Say-on-Pay”).

At our 2017 annual meeting of shareholders, a majority of our shareholders who voted supported an annual vote on our executive compensation and, in response, our Compensation Committee determined to hold an annual vote on the matter. As such, the shareholder advisory vote on executive compensation is occurring at the Company’s Annual Meeting.

Our compensation program for Named Executive Officers is intended to link compensation to performance; to provide competitive compensation levels to attract, retain and reward executives; and to align management’s interests with those of our clients and shareholders. The compensation provided to the Named Executive Officers is dependent on the Company’s financial, operational and strategic performance and the Named Executive Officer’s individual performance. It is intended to drive creation of long-term shareholder value.

We encourage shareholders to read the 2023 Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2023 compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the compensation of our Named Executive Officers reported in this Proxy Statement appropriately reflects our results during the fiscal year.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our Named Executive Officers. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. However, we value the opinion of shareholders and the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the Named Executive Officers.

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related compensation tables and narrative discussion.”

THE MAJORITY OF THE BOARD RECOMMENDS A VOTE “FOR” SUPPORTING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and the Board has appointed EisnerAmper LLP, an independent registered public accounting firm (“EisnerAmper”), to audit the Company’s financial statements for the fiscal year ending July 31, 2024. The Company is submitting its selection of EisnerAmper for ratification by the shareholders at the Annual Meeting. A representative of EisnerAmper is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. EisnerAmper has served as our independent registered public accounting firm since April 19, 2013.

Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain the shareholders’ ratification and approval of this appointment. If the appointment is not ratified by shareholders, then the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year, but the Audit Committee is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

In making its recommendation to ratify the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024, the Audit Committee has considered whether the services provided by EisnerAmper are compatible with maintaining the independence of EisnerAmper.

Principal Accountant Fees and Services

EisnerAmper billed the Company for services for fiscal years 2023 and 2022, as set forth in the table below. The fees listed are aggregate fees for services performed for the year—regardless of when the fee was actually billed and paid.

	FY 2023	FY 2022
Audit Fees	$615,000	$590,000
Audit-Related Fees	$45,000	$47,000
Tax Fees	-	-
All Other Fees	-	-
Total	$660,000	$637,000

Audit Fees—Consists of fees for professional services necessary to perform an audit or review in accordance with the Public Company Accounting Oversight Board, including services rendered for the audit of our annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and quarterly reviews of the Company’s interim financial statement.

Audit-Related Fees—EisnerAmper performed certain audit services for an employee benefit plan for which the Company is the plan sponsor; for fiscal years 2023 and 2022 these fees were $45,000 and $43,000, respectively. EisnerAmper performed other Audit-Related services during the fiscal year ended July 31, 2022 and the fees for these services were $4,000.

Tax Fees—There were no tax fees for fiscal years 2023 and 2022.

All Other Fees—There were no other fees for fiscal years 2023 and 2022.

Pre-Approval Policies and Procedures—The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.

Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING JULY 31, 2024.

OTHER MATTERS

Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement.

If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all shareholders.

ANNUAL REPORT

The Notice that you received in the mail contains instructions on how to access both the Company’s Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2023 and this Proxy Statement.

The Company will provide, without charge to each person being solicited by this Proxy Statement, upon request, a copy of its 2023 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its fiscal year ended July 31, 2023. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2023. All such requests should be directed to the General Counsel, c/o Enzo Biochem, Inc., 81 Executive Blvd. Suite 3, Farmingdale, New York 11735.

ENZO WEBSITE

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, additional information about the Company can be found on our website located at www.enzo.com, including information about our management team, products and services and corporate governance practices.

The corporate governance information on our website includes the Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of each of the Committees of the Board. These documents can be accessed at www.enzo.com. Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board Committees can be obtained, free of charge, by writing to the Company at: 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attn: Matthew Kupferberg, General Counsel.

This information about the Company’s website and its content, together with other references to the website made in this Proxy Statement, is for informational purposes only and the content of the Company’s website is not deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

SHAREHOLDER PROPOSALS

Shareholder Proposals for the 2024 Annual Meeting

Proposals of shareholders intended to be included in the Company’s Proxy Statement and form of proxy for use in connection with the Company’s 2024 Annual Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attention: Secretary, no later than August 19, 2024 (120 calendar days preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the Annual Meeting), and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail with return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our Annual Meeting will confer on the proxies and attorneys-in-fact named therein discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s Proxy Statement in connection with such annual meeting, unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary before October 31, 2024 (the 45th day preceding the one-year anniversary of the date this Proxy Statement was first mailed to our shareholders for the Annual Meeting).

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are shareholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Enzo Biochem, Inc., 81 Executive Blvd., Suite 3, Farmingdale, New York 11735, Attention: Secretary. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Director Nominations

Under the By-Laws, shareholders intending to nominate one or more candidates for election to our Board at our 2024 Annual Shareholder Meeting may do so only if written notice of the intent to make such nomination(s) has been given timely and in proper form, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, at the Company’s principal executive offices at 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attention: Secretary. To be timely, such notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the Annual Meeting; provided, however, that if the date of the 2024 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the Annual Meeting, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to the 2024 Annual Meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of the 2024 Annual Meeting was first made. Such notice must contain all of the information required by the By-Laws, including, without limitation, all information that would be required in connection with such nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the By-Laws.

To comply with the universal proxy rules — In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than sixty (60) days prior to the one-year anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than December 2, 2024). Such notice should be delivered to the Company’s Secretary by mail as follows: Enzo Biochem, Inc., 81 Executive Blvd. Suite 3, Farmingdale, New York 11735, Attention: Secretary. If the date of the 2024 Annual Meeting is changed by more than thirty (30)  days from such anniversary date, however, then the stockholder must provide notice by the later of sixty (60) days prior to the date of the 2024 Annual Meeting and the tenth (10th) day following the date on which public announcement of the date of the 2024 Annual Meeting is first made.

The contents and sending of this Proxy Statement have been approved by the Board.

Dated as of the 21st day of December 2023.

ENZO BIOCHEM, INC.

/s/ Kara Cannon
Interim Chief Executive Officer

Questions? Need Help Voting?

Please contact our Strategic Shareholder Advisor and Proxy Solicitation Agent, Kingsdale Advisors

CONTACT US:

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll-Free Phone:

+1-888-518-1554

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1-917-341-5244

Exhibit

ENZO BIOCHEM INC.

CODE OF BUSINESS CONDUCT AND ETHICS

1.	Overall Standards
2.	Equal Opportunity
3.	Conflicts of Interest
4.	Payment of Gratuities
5.	Receipt of Payments of Gifts
6.	Corporate Opportunities
7.	Political Contributions
8.	Competition and Fair Dealing
9.	Confidentiality
10.	Protection and Proper Use of Enzo’s Assets
11.	Financial Record’s, SEC Filings and Public Communications
12.	Contractual Commitments
13.	Antitrust Law Compliance
14.	Government Contracts
15.	Legal Compliance
16.	Confidentiality
17.	Reporting Violations of the Code
18.	Waivers of the Code

Conclusion Acknowledgement

Code of Business Conduct and Ethics

To All Enzo Biochem, Inc. Employees, Officers and Directors,

Enzo Biochem Inc. (“Enzo”) or (‘Company”) was founded with a commitment to the highest ethical standards of business conduct and fair dealing in the Company’s relations with all employees, customers, suppliers and shareholders.

This Code Of Business Conduct and Ethics (“Code”) clarifies our standards of conduct in potentially sensitive situations; it makes it clear that Enzo expects all employees, officers and directors to understand and appreciate the ethical considerations of their decisions; and it reaffirms our longstanding commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices. We encourage you to carefully read this Code of Business Conduct and Ethics, discuss any questions that you may have with your immediate manager or supervisor, and retain it for future use. This Code of Business Conduct and Ethics covers a wide range of business practices and procedures and supplements the Company’s or the separate subsidiaries Employee Handbooks and Compliance Plans Enzo Biochem, Inc. and its subsidiaries are referred to collectively in this Code as “Enzo.” We have issued this Code to deter any type of fraudulent activities and to promote:

●	Honest and ethical conduct by everyone within the Company, including the ethical handling of actual or apparent conflicts of interest

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●	Full, fair, accurate and timely disclosures in reports and documents that the Company may submit to the Unites States Securities and Exchange Commission (“SEC”) and in the Company’s other public announcements

●	Compliance with applicable governmental laws, rules and regulations

●	Prompt internal reporting of any violations of this Code to your manager or an executive officer at the Company or the use of an anonymous independent third party “Hot Line” [the “Hot Line” is referenced at the end of the document but it is not clear if it is an “Enzo” Hot Line or a government Hot Line.

●	Accountability for adherence to the Code..

1. OVERALL STANDARDS

This Code applies to all employees, officers and directors of the Company. It is important to the success of the Code that each employee, officer and director of Enzo understand that:

●	He or she is personally responsible for his or her own conduct in complying with this Code and for promptly reporting known suspected violations.

●	No one has the authority or right to order, direct, request, or even attempt to influence someone else to violate this Code or the law. Thus, no one will be excused for violating this Code and may be in violation of the law.

●	Any attempt by any employee, officer or director to have another employee, officer or director violate this Code, whether successful or not, shall be a violation of this code and may be a violation of law.

●	Any retaliation or threat to retaliate against an employee, officer or director for reporting in good faith a violation or a suspected violation of this Code shall be a violation of this Code and may be a violation of law.

●	Every suspected violation of this Code by an employee, officer or director will be investigated and every actual violation will constitute grounds for removal of such director and for dismissal of such employee or officer.

The highest legal, moral and ethical standards of honesty, integrity and fairness are to be practiced in the conduct of Enzo’s affairs. All employees, officers and directors of Enzo must always act in full compliance with all applicable United States, state, local, foreign and other laws, ordinances and regulations and with this Code. Failure to do so or to report promptly apparent violations of law of this Code may result in removal, dismissal, or other appropriate disciplinary action.

2. EQUAL OPPORTUNITY

It is the policy of Enzo to provide recruitment, hiring, training, promotion and other conditions of employment without regard to race, color, age, gender, sexual preference, religion, disability, national origin or veteran status, and to otherwise comply with all applicable anti-discrimination laws. It is the policy of Enzo to provide and maintain a working environment free of harassment, intimidation or exploitation of any nature, including sexual and racial harassment. Enzo expects its employees, officers, and directors to treat all Enzo employees with respect and dignity and to fully support Enzo’s objectives of providing equal opportunity employment and maintaining a workplace free of harassment.

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3. CONFLICTS OF INTEREST

NO EMPLOYEE, OFFICER OR DIRECTOR OF ENZO MAY ENGAGE IN ANY ACTIVITY THAT WOULD CONFLICT WITH OR BE CONTRARY TO THE BEST INTEREST OF ENZO. A “CONFLICT OF INTEREST” OCCURS WHEN AN INDIVIDUAL’S PRIVATE INTEREST INTERFERES IN ANY WAY OR EVEN APPEARS TO INTERFERE WITH THE INTEREST OF ENZO. A CONFLICT SITUATION CAN ARISE WHEN AN EMPLOYEE, OFFICER OR DIRECTOR TAKES ACTIONS OR HAS INTEREST THAT MAY MAKE IT DIFFICULT TO PERFORM HIS OR HER WORK OBJECTIVELY AND EFFECTIVELY. CONFLICTS OF INTEREST ALSO ARISE WHEN AN EMPLOYEE, OFFICER OR DIRECTOR, OR A MEMBER OF HIS OR HER FAMILY, RECEIVES IMPROPER PERSONAL BENEFITS AS A RESULT OF HIS OR HER POSITION WITH ENZO. LOANS TO, OR GUARANTEES OF OBLIGATIONS OF SUCH PERSONS ARE OF SPECIAL CONCERN. ENZO SHALL NOT MAKE A LOAN TO OR GUARANTEE ANY OBLIGATION OF ANY EXECUTIVE OFFICER OR DIRECTOR, OTHER THAN AS ALLOWED BY APPLICABLE LAW. IN ADDITION, NO EMPLOYEE, OFFICER OR DIRECTOR OF ENZO MAY PARTICIPATE IN THE MANAGEMENT, REVENUES OR EQUITY OWNERSHIP OF ANY COMPETING BUSINESS. FURTHERMORE, NO OFFICER OF ENZO MAY PARTICIPATE IN THE MANAGEMENT, REVENUES OR EQUITY OWNERSHIP OF ANY ENZO CUSTOMER, SUPPLIER AND SUCH PARTICIPATION BY ALL OTHER EMPLOYEES IS DISCOURAGED. ANY EMPLOYEE PARTICIPATING IN THE MANAGEMENT, REVENUES OR EQUITY OWNERSHIP OF ANY CUSTOMER, SUPPLIER OR CONSULTANT SHALL DISCLOSE IN WRITING THE NATURE AND EXTENT OF ANY SUCH PARTICIPATION TO THE COMPANY.

4. PAYMENT OF GRATUITIES

In all dealings with suppliers, customers, governmental officials and employees of Enzo, no director (in connection with his or her efforts or role as a director of Enzo), employee or officer shall offer to give or give any payment or other significant thing of value that has its purpose, or potential purpose, or may appear to have as its purpose, improperly influencing the business relationships between Enzo and such persons or entities. Notwithstanding the foregoing, this paragraph is not intended to prevent participation by Enzo employees in legitimate promotional activities of Enzo’s suppliers or participation of Enzo’s suppliers in legitimate promotional activities of Enzo. An Enzo employee will be entitled to participate in such promotional activities, however, only if and to the extent that the details of such activities are fully disclosed to and approved by the employee’s immediate supervisor, if in addition, this paragraph shall not prohibit an Enzo employee from giving a reasonable and customary holiday gift to an Enzo customer or supplier.

5. RECEIPT OF PAYMENTS OF GIFTS

Except as permitted under section 4 above, no employee or officer and no director (in connection with his or her efforts or role as a director of Enzo) may receive payments or gifts in exchange for business opportunities with customers, vendors, suppliers or employees of Enzo. This applies to anyone with whom Enzo has an existing or prospective relationship known to such employee, officer or director. In our continuing effort to maintain high ethical standards and to avoid appearances of impropriety, it is required that all employees, officers and directors and members of their immediate families decline any such payment or gift, except to the extent specifically permitted by this Code.

As a general rule, do not give or accept gifts of any kind from customers, vendors or suppliers, unless the gift is not in cash or a cash equivalent (e.g., gift certificates are a cash equivalent), and is worth less than $100, or unless the gift is approved by your supervisor in advance (e.g., honoraria or the like). Do not solicit or request any gift and do not give or accept any gift that would affect or influence, or give the appearance of affecting or influencing the business relationship at hand or your judgment in carrying out your duties and responsibilities for the Company. You may accept or provide meals that are not extravagant (i.e., reasonable), as long as it does not influence, or have the appearance of influencing, objectivity or decision making. Please always use common sense and good judgment.

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6. CORPORATE OPPORTUNITIES

Employees, officers and directors must advance the legitimate interest of Enzo when the opportunity to do so arises. Employees, officers and directors, for their own accounts or the account of another, may not (i) pursue an opportunity discovered through the use of Enzo, property, information or position or (ii) use Enzo’s property, information or position for personal gain.

7. POLITICAL CONTRIBUTIONS

No employee can associate the Company or approve or disburse Company funds for political contributions to any candidate for United States federal office or to any party campaign in connection with any election for United States federal office. Political contributions with Company funds to any other political candidate, party or, campaign are prohibited. Furthermore, any association of the Company or approval or disbursement of any payments to any foreign officials, political parties outside the United States are prohibited.

8. COMPETITION AND FAIR DEALING

The Company seeks to outperform its competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was wrongfully obtained or inducing such disclosures by past or present employees of other companies is prohibited. Each employee, officer and director should endeavor to respect the rights of and deal fairly with Enzo’s customers, suppliers, competitors and employees. No employee, officer or director should take improper advantage of anyone through manipulation, concealment, abuse of proprietary information, misrepresentation of material facts, or any other intentional improper-dealing practice.

9. CONFIDENTIALITY

The Company has a moral and legal responsibility to safeguard private information about clients, customers, insured, and the Company’s business. Each employee, director and officer must be aware of the proprietary and confidential nature of information at our disposal.

The Company is fully committed to the intent and implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) or equivalent foreign directive. Each employee, director and officer has an obligation to protect from unauthorized or inappropriate disclosure of confidential member information, including medical records and member/enrollee demographic information. Each employee, director and officer should assume that all information disclosed to the Company by its clients, customers or insured is confidential. Each employee, director and officer is obliged to hold all such information in confidence, to refrain from disclosing any such information to any person outside the Company without the Company’s prior written consent, and to refrain from using such information for any purpose other than the performance of his or her duties to the Company.

In addition, employees, directors and officers may learn information about the Company’s organization, strategies, business, information systems, technology, and operations, as well as the Company’s past, current, or potential customers, providers and suppliers. Similarly, each employee, director, and officer should assume all information about the Company and its business (including, but not limited to, the business of all subsidiary and affiliate companies) is confidential. Such information includes any information owned or developed by, for or about the Company which was obtained during the course of employment relating to, but not limited to, computer programs, invention(s), intellectual property, products, prices, discounts and business affairs which are not generally known or in the public domain. Each employee, director, officer is obliged to hold all such confidential information in confidence, to refrain from disclosing any such information to any person outside the Company and to refrain from using such information for the purpose other than the performance of their duties to the Company.

Each employee is required to protect confidential patient information, including medical records and patient demographic information relating to Enzo Clinical Labs, Inc. from unauthorized or inappropriate disclosure. Furthermore, each employee is required to acknowledge that they agree that all ideas, inventions, and other development or improvements conceived by them and within the scope of the Company’s business operations, are the exclusive property of the Company. In addition, each employee is required to assist the Company, at its expense, to obtain patents on any such patentable ideas, inventions and other developments and agree to execute all documents necessary to obtain such patents in the name of the Company. Upon termination of employment with the Company each employee is required to deliver all property and documents, or reproductions.

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10. PROTECTION AND PROPER USE OF ENZO’S ASSETS

All employees, officers and directors must endeavor to protect Enzo assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on Enzo profitability. Any suspected incident of fraud or theft must be immediately reported for investigation. All Enzo assets should be used for legitimate business purposes.

The obligation of employees, officers and directors to protect Enzo’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information, any financial data and reports that have not been publicly disclosed and any other information not generally made available without restriction to third parties. Unauthorized use or distribution of this information violates this code and may be illegal.

11. FINANCIAL RECORDS, SEC FILINGS AND PUBLIC COMMUNICATIONS

The Chief Executive Officer and Chief Financial Officer of the Company, and all other persons performing similar functions for Enzo, shall be responsible for taking such actions and instituting such policies and procedures as they believe will most efficiently and effectively help to ensure full, fair, accurate, timely and understandable disclosure in all reports and other documents that Enzo files with or submits to the United States Securities and Exchange Commission and other applicable regulatory authorities and in all other public communication made by Enzo. All financial personnel shall make and retain books, records and accounts that, in reasonable detail, accurately, completely and objectively reflect transactions and events, and conform both to required accounting principles.

The Company’s systems of internal controls cover financial reporting and disclosures control and procedures are designed to provide reasonable assurance of the safeguarding and proper management of the Company’s assets and the reliability of its financial reporting. The Company is committed to maintain disclosure controls and procedures designed to ensure that financial and non-financial information is collected, analyzed and timely reported in full compliance. No false or artificial entries may be made. No entry may be made or recorded in the Company’s books and records or reported in any disclosure document that misrepresents hides or disguises the true nature of the event or transaction, and all entries and reports must be made in a timely manner.

If you are aware of information causing you to believe that the Company’s books or records are not being maintained in an honest and ethical manner, or that its financial conditions are not being disclosed properly, you should report the matter directly by any of the means indicated under the section “reporting violations”.

12. CONTRACTUAL COMMITMENTS

It is of the utmost importance to the integrity and reputation of the Company that Enzo honors and fully complies with all contractual commitments.

13. ANTITRUST LAW COMPLIANCE

All employees, officers and directors of Enzo must comply in all respects with all applicable United States, foreign and state antitrust and other comparable laws. To that end, no Enzo employee, officer or director may under any circumstances or in any context enter into any understanding or agreement (whether expressed or implied, formal or informal, written or oral) with a competitor or potential competitor, limiting or restricting in any way the actions of either party, including the offers of either party to any third party, as to priced costs, profits, products, services, terms or conditions of sale, market share, decisions to quote or not to quote, customer or supplier classification or selection, sales territories or distribution methods.

14. GOVERNMENT CONTRACTS

In business dealings directly or indirectly involving the sale of products or services to any United States, foreign, state, local or other governmental entity, and whether or not financed with appropriated funds, all employees, officers and directors of Enzo so involved must fully and strictly comply with all applicable laws, regulations and contract provisions.

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15. LEGAL COMPLIANCE

Employees, officers and directors must always act in full and timely compliance with all applicable federal, foreign, state, local and other laws, ordinances and regulation, the rules and regulations of the United States Securities and Exchange Commission and the New York Stock Exchange and with this Code. Applicable federal, foreign, state, local and other laws and regulatory agency rules with which compliance is required include, without limitation, statutes, court and agency rulings and the United States Securities and Exchange Commission and New York Stock Exchange rules concerning: prohibitions on trading in securities of Enzo while aware of material, nonpublic information, as discussed in greater detail in Enzo Policy on Trading in Company Securities (See Exhibit 1), and reporting of directors’ and Section 16 reporting officers’ ownership of Enzo equity securities and changes therein.

16. CONFIDENTIALITY

Employees, officers and directors must not disclose any confidential information of Enzo until such time as the information has been publicly disclosed by Enzo, except when that disclosure is in furtherance of an employee’s, officer’s or director’s responsibilities under applicable law. Employees, officers and directors should refer media inquiries to the Company’s President.

17. REPORTING VIOLATIONS OF THE CODE

It is the obligation of every employee, officer and director to report promptly any relevant or actual or reasonably suspected violations of the Code to your manager or supervisor or an Executive Officer of the Company. If the issue or concern relates to the internal accounting controls or the financial reporting of the Company or any other financial matter, you may report it anonymously to the Company’s Audit Committee in the United States by calling the third party hot line at 1-877-RPT-LINE or via the internet at www.ReportIt.net. All reports will be promptly investigated and appropriate corrective or disciplinary action will be taken, including dismissal and notification of regulatory authorities when appropriate.

18. WAIVERS OF THE CODE

Any waiver of this Code may be made only by the President of the Company and will be promptly disclosed as and to the extent required by law or the rules of any stock exchange on which the Company’s securities are listed.

Conclusion

The central purpose of the Code is to serve as an ongoing reminder of the Company’s policy of conducting its business in a legal and proper manner. This includes not only complying with all applicable laws but treating Enzo’s customers, suppliers, and employees with dignity and respect.

Acknowledgement

I have received and read Enzo Biochem Inc.’s Code of Business Conduct and Ethics, and I understand its contents. I agree to comply fully with the standards, policies and procedures contained in the Code, Confidentiality Agreement and Insider Trading Policy I acknowledge that the Code is a statement of policies for business conduct and does not, in any way, constitute an employment contract or an assurance of continued employment.

Printed Name

Signature

Date

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SCAN TO VIEW MATERIALS & VOTE

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ENZO BIOCHEM, INC.

The Board of Directors recommends you vote "FOR" Proposals 1, 2 and 3.

Nominees:	**For**	**Against**	**Abstain**
1a. Steven J. Pully	☐	☐	☐
1b. Bradley L. Radoff	☐	☐	☐
1c. Mary Tagliaferri, M.D.	☐	☐	☐
1d. Kara Cannon	☐	☐	☐

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V26563-P01651

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENZO BIOCHEM, INC. 2023 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Steven J. Pully as proxy, with full power of substitution, revoking all proxies previously given, and hereby authorizes him to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Enzo Biochem, Inc. that the undersigned would be entitled to vote if present at the 2023 Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on January 31, 2024 virtually at www.virtualshareholdermeeting.com/ENZ2024, and at any adjournment or postponement thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner specified on the reverse side. **IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.** The proposals are more fully described in the Proxy Statement. If a matter is not timely submitted pursuant to Rule 14a-4(c)(1), the proxy appointed in this proxy card will have discretionary authority to vote with respect to any such matter subsequently and properly raised at the Annual Meeting. Only shareholders of record as of the close of business on December 8, 2023 may vote at the Annual Meeting.

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